Exhibit 10.2

OMNIBUS AMENDMENT #5 TO TRANSACTION DOCUMENTS

THIS OMNIBUS AMENDMENT #5 TO TRANSACTION DOCUMENTS (this “Amendment”) is entered into as of June 6, 2017 by and among the Massachusetts Life Sciences Center, an independent public instrumentality of the Commonwealth of Massachusetts established pursuant to chapter 231 of the Massachusetts General Laws (“MLSC”), and Myomo, Inc., a Delaware corporation (“Recipient”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Funding Agreement (as defined below).

WHEREAS, MLSC and Recipient are parties to that certain Massachusetts Life Sciences Center Life Sciences Accelerator Funding Agreement, dated as of June 7, 2011, as amended by that certain Amendment No. 1 dated as of August 22, 2011, that certain Amendment No. 2 dated as of April 30, 2012, that certain Amendment No. 3 dated as of May 18, 2016, and that certain Omnibus Amendment to Transaction Documents aka Amendment #4 dated May 23, 2017 (as amended, the “Funding Agreement”), pursuant to which MLSC made two loans in the aggregate principal amount of seven hundred fifty thousand and 00/100 dollars ($750,000.00) to Recipient (collectively, the “Loan”), which Loan is evidenced by that certain Promissory Note, dated as of June 7, 2011, made by Recipient in favor of MLSC in the original principal amount of three hundred thousand and 00/100 dollars ($300,000.00) (as amended, the “First Note”) and that certain Promissory Note, dated as of August 22, 2011, made by Recipient in favor of MLSC in the original principal amount of four hundred fifty thousand and 00/100 dollars ($450,000.00) (as amended, the “Second Note”; and together with the First Note, the “Notes”);

WHEREAS, in connection with and pursuant to the Funding Agreement, Recipient issued to MLSC that certain Warrant to Purchase Shares of Preferred Stock, dated as of June 7, 2011 (as amended, the “First Warrant”), and that certain Warrant to Purchase Shares of Preferred Stock, dated as of August 22, 2011 (as amended, the “Second Warrant”; and together with the First Warrant, the “Warrants”), pursuant to which Recipient granted MLSC the right to purchase certain shares of the capital stock of Recipient for the purchase price set forth therein, and otherwise in accordance with the terms of, the Warrants;

WHEREAS, Recipient intends to offer Recipient’s stock for sale to the public by listing Recipient on the New York Stock Exchange (the “Recipient’s IPO”); and

WHEREAS, in light of the foregoing, Recipient has requested that MLSC amend certain provisions of the Funding Agreement and the Notes (collectively, the “Transaction Documents”), and MLSC is willing to amend the Transaction Documents upon the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.      Amendments to Funding Agreement. Effective as of the Amendment Effective Date, Recipient and MLSC hereby agree to amend the Funding Agreement as follows:

(a)    Payment Terms; Maturity. Effective as of the Amendment Effective Date, Section 1.1(c) of the Funding Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“As of June 6, 2017, MLSC and Recipient acknowledge and agree the total aggregate amount of principal and interest outstanding on the Loan is $1,215,900.54 (together with any additional interest that may accrue on the Loan, the “Accrued Balance”). The Loan will bear interest at the rate of seven percent (7%) per annum based on a 365-day year and determined on the date of the First Closing or the Second Closing. Commencing on June 7, 2017 and continuing each month during the term of the Loan, Recipient shall make monthly payments on the Loan in the amount of $54,123.28 pursuant to the amortization table attached hereto as Exhibit A. The principal of and any remaining unpaid accrued interest on the Loan shall be due and payable upon the earlier of (i) May 7, 2019 (the “Maturity Date”), (ii) the closing of a Corporate Event (as defined below), or (iii) the occurrence of a Default (as defined in the Notes). MLSC may, in its sole discretion, extend the Maturity Date, Recipient may elect to redeem the Notes and pay the Accrued Balance and any outstanding interest on the Accrued Balance, in whole or in part (whether by stated maturity, by acceleration or otherwise) without penalty or premium, subject to providing MLSC with thirty (30) days’ written notice of the proposed redemption.”

(b)     Definition of Qualified Financing. Effective as of the Amendment Effective Date, the definition of “Qualified Financing” contained in Section 1.1(c)(v) of the Funding Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Qualified Financing” shall mean a sale of shares of Recipient’s capital stock or other equity interests to third parties (other than a sale of shares of Recipient’s common stock or other equity interests, to officers, directors or employees of, or consultants to, Recipient in connection with their provision of services to Recipient) pursuant to which Recipient receives, in a single transaction or series of transactions in any twelve (12) month period, combined cumulative gross proceeds of: (i) not less than ten million dollars ($10,000,000) only if Recipient’s IPO occurs before July 1, 2017 provided, however, that the proceeds of any convertible notes issued by Recipient prior to May 15, 2017 as listed on Exhibit B hereto and converted into the common stock of Recipient as part of any initial public stock offering by Recipient shall not be included in determining whether a Qualified Financing has occurred; or (ii) not less than five million dollars ($5,000,000) at any time unless associated with the occurrence of Recipient’s IPO prior to July 1, 2017 as described above.”

2.       Amendment to Notes. Effective as of the Amendment Effective Date, Recipient and MLSC hereby agree to amend each of the Notes as follows:

(a)     Interest Rate. Effective as of the Amendment Effective Date, the first full paragraph of each of the Notes is hereby amended by deleting the phrase “ten percent (10%) per annum, compounded annually” in each such paragraph and replacing each instance of such phrase with “seven percent (7%) per annum,” in each Note.

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(b)    Maturity. Effective as of the Amendment Effective Date, the second full paragraph of each of the Notes is hereby amended by deleting each such paragraph in its entirety and replacing it with the following:

“All outstanding principal and unpaid accrued interest shall be due and payable in accordance with the terms of the Funding Agreement (as defined below) and otherwise upon the earlier of (i) May 7, 2019 (the “Maturity Date”), (ii) the closing of a Corporate Event (as defined herein), or (iii) the occurrence of a Default (as defined herein). The Holder may, in its sole discretion, extend the Maturity Date.”

(c)   Events of Default. Effective as of the Amendment Effective Date, Section 4 of each of the Notes is hereby amended by adding the following Section 4(j) at the end thereof:

“Recipient shall have materially breached or violated any provision of the Omnibus Amendment #5 to Transaction Documents, dated as of June 6, 2017, by and between Recipient and MLSC and not cured such breach within 30 days after Recipient is notified by MLSC in writing of such breach.”

(d)    Definition of Qualified Financing. Effective as of the Amendment Effective Date, the definition of “Qualified Financing” contained in Section 5(c) of each of the Notes is hereby amended by deleting it in its entirety and replacing it with the following:

“Qualified Financing” shall mean a sale of shares of Recipient’s capital stock or other equity interests to third parties (other than a sale of shares of Recipient’s common stock or other equity interests, to officers, directors or employees of, or consultants to, Recipient in connection with their provision of services to Recipient) pursuant to which Recipient receives, in a single transaction or series of transactions in any twelve (12) month period, combined cumulative gross proceeds of: (i) not less than ten million dollars ($10,000,000) only if Recipient’s IPO occurs before July 1, 2017 provided, however, that the proceeds of any convertible notes issued by Recipient prior to May 15, 2017 as listed on Exhibit B hereto and converted into the common stock of Recipient as part of any initial public stock offering by Recipient shall not be included in determining whether a Qualified Financing has occurred; or (ii) not less than five million dollars ($5,000,000) at any time unless associated with the occurrence of Recipient’s IPO prior to July 1, 2017 as described above.”

3.       Representations and Warranties.

(a)   Recipient hereby represents and warrants that all of its representations and warranties contained in the Transaction Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof.

(b)   Recipient hereby represents and warrants the Security Agreement, dated as of May 18, 2016, by and between Recipient and MLSC remains in full force and effect and shall continue to secure all obligations owed by Recipient to MLSC, including without limitation all obligations of Recipient under the Transaction Documents.

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4.     Binding Effect. This Amendment shall inure to the benefit of, and be binding upon MLSC and Recipient and each of their respective permitted assigns, heirs or other successors in interest. Except as expressly amended or waived hereby, all of the terms and provisions of the Transaction Documents are and shall remain in full force and effect.

5.     Amendments/Waivers. Any term of this Amendment may be amended or waived with the written consent of Recipient and MLSC.

6.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart sol delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.     Governing Law. The terms of this Note shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to choice of law provisions.

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IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first written above.

MYOMO, INC.

By:
Name:
Title:

MASSACHUSETTS LIFE SCIENCES CENTER

By:
Name:	Travis McCready
Title:	President and CEO

Exhibit A: Myomo Amortization Table

Principal	$750,000.00
Interest	$465,900.54	includes interest 4/1/17-6/6/2017

Total at maturity	$1,215,900.54

Upfront payment	$-
start date	6/7/2017
Annual Interest rate	7%
Monthly compounding rate	0.58%
Number of remaining payments	24
Payment	($54,123.28)

Pmt #	Pmt Due	Beg Balance	Interest	Payment	End balance

1	6/7/2017	$1,215,900.54		($54,123.28)	$1,161,777.26
2	7/7/2017	$1,161,777.26	$6,777.03	($54,123.28)	$1,114,431.01
3	8/7/2017	$1,114,431.01	$6,500.85	($54,123.28)	$1,066,808.57
4	9/7/3017	$1,066,808.57	$6,223.05	($54,123.28)	$1,018,908.34
5	10/7/3017	$1,018,908.34	$5,943.63	($54,123.28)	$970,728.68
6	11/7/2017	$970,728.68	$5,662.58	($54,123.28)	$922,267.98
7	12/7/2017	$922,267.98	$5,379.90	($54,123.28)	$873,524.60
8	1/7/2018	$873,524.60	$5,095.56	($54,123.28)	$824,496.87
9	2/7/2018	$824,496.87	$4,809.57	($54,123.28)	$775,183.15
10	3/7/2018	$775,183.15	$4,521.90	($54,123.28)	$725,581.77
11	4/7/2018	$725,581.77	$4,232.56	($54,123.28)	$675,691.05
12	5/7/2018	$675,691.05	$3,941.53	($54,123.28)	$625,509.30
13	6/7/2018	$625,509.30	$3,648.80	($54,123.28)	$575,034.82
14	7/7/2018	$575,034.82	$3,354.37	($54,123.28)	$524,265.90
15	8/7/2018	$524,265.90	$3,058.22	($54,123.28)	$473,200.83
16	9/7/2018	$473,200.83	$2,760.34	($54,123.28)	$421,837.89
17	10/7/2018	$421,837.89	$2,460.72	($54,123.28)	$370,175.33
18	11/7/2018	$370,175.33	$2,159.36	($54,123.28)	$318,211.40
19	12/7/2018	$318,211.40	$1,856.23	($54,123.28)	$265,944.35
20	1/7/2019	$265,944.35	$1,551.34	($54,123.28)	$213,372.41
21	2/7/2019	$213,372.41	$1,244.67	($54,123.28)	$160,493.79
22	3/7/2019	$160,493.79	$936.21	($54,123.28)	$107,306.72
23	4/7/2019	$107,306.72	$625.96	($54,123.28)	$53,809.40
24	5/7/2019	$53,809.40	$313.89	($54,123.28)	$0.00

			$83,058	$(1,298,959)

Exhibit B

Sanghi, Steve	1,000,000
Weber, Charlotte	1,000,000
Bertucci, John	150,000
Bertucci, John	150,000
Belluck Family Trust	250,000
Belluck, David	250,000
Hermen, Scott	200,000
Joseph, Steven	200,000
Atwood, James	125,000
Blumenthal, Eric	34,000
Brandte, John	20,000
Campbell, David	100,000
Carlson, LeRoy	100,000
Cespedes, Frank	30,000
Chisholm, Paul	50,000
Chiu, Chen Xiang	10,000
Columbia (Coghlin, Chris)	50,000
Conley, Dan	20,000
Conley, Daniel J	10,000
Conneighton, Cliff	50,000
Cook, Joe	100,000
Cook, Jr. Joe	50,000
Dreschler, David	30,000
Farb, Tom	20,000
Farb, Tom	30,000
Feldman, Richard	40,000
Feldman, Rick & Bilus, Frann	30,000
Firth Holdings (Olson, Dave)	100,000
Fried, Eric	34,000
Girvan, Brian	50,000
Grabe, William	45,000
Gudonis, Paul	100,000
Hsu, Charles (EBO)	10,000
Kempfer, Joel	30,000
Kempfer, Joel	20,000
Kirk, Tom	80,000
Londrigan, Tim	50,000
Lurie, Kevin	34,000
MGC	150,000
O’Grabe, Bill	60,000
OH, James	30,000
Regan, Bill	50,000
Rollins, David	60,000
Simons, Tom	50,000
Voboril, Ed	50,000
Wei, Jen Yu	10,000
Wood, Arnold	50,000
Zafonte, Ross	10,000
5,172,000